SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 10, 2008 (March 4, 2008)

BILL BARRETT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1099 18th Street, Suite 2300

Denver, Colorado 80202

(Address of principal executive offices including Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement. On March 4, 2008, Bill Barrett Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., Banc of America Securities LLC, and J.P. Morgan Securities Inc., as representatives of the several underwriters identified therein (together, the “Underwriters”), in connection with the Company’s public offering of $150 million aggregate principal amount of 5% convertible senior notes due 2028 (the “Notes”), with an option granted to the Underwriters to purchase up to an additional 15% additional principal amount of the Notes solely to cover over-allotments, if any, which the Underwriters exercised in full on March 6, 2008 (the “Offering”). The Underwriting Agreement contains customary representations, conditions, indemnities and rights to terminate the agreement.

The Company offered the Notes pursuant to the Prospectus Supplement dated March 5, 2008, to the Prospectus dated January 30, 2006 (together, the “Prospectus”), which forms a part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-131385) filed with the SEC on January 30, 2006 (the “Registration Statement”). Closing of the issuance and sale of the Notes is scheduled for March 12, 2008, subject to customary closing conditions.

The Underwriting Agreement is filed as Exhibit 1.1 hereto, and the terms and conditions thereof are incorporated herein by reference. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Company intends to use the net proceeds from the offering to repay indebtedness under its senior revolving credit facility.

Certain of the Underwriters and their respective affiliates have performed, and may in the future perform, certain investment banking and advisory services for the Company, for which they received or will receive customary fees and expenses. Certain of the underwriters and their affiliates are lenders to the Company under our revolving credit facility. The Underwriters or their affiliates may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they would expect to receive customary fees and expenses.

Second Amendment to Second Amended and Restated Credit Agreement. On March 4, 2008, the Company entered into a Second Amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement (as amended from time to time, the “Credit Agreement”) among Bill Barrett Corporation as the Borrower, each of our subsidiaries as guarantors, each of JPMorgan Chase Bank, N.A., Deutsche Bank Trust Company Americas, Bank of America, N.A., BMO Capital Markets Financing, Inc. (formerly known as Harris Nesbitt Financing, Inc.), U.S. Bank National Association, Fortis Capital Corp., SunTrust Bank, Union Bank of California, N.A., Comerica Bank, Compass Bank, Goldman Sachs Credit Partners L.P., Bank of Scotland plc, Wells Fargo Bank, N.A., Merrill Lynch Capital, and Credit Suisse as the lenders, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”), Deutsche Bank Securities Inc. as syndication agent for the Lenders, and Bank of America, N.A., Harris Nesbitt Financing, Inc. and U.S. Bank National Association, as co-documentation agents for the Lenders. The Amendment was entered into in connection with the Offering and to prevent a conflict between the terms of the Notes and the terms of the Credit Agreement, including obtaining a waiver of certain notice and related provisions from the Administrative Agent and Lenders.

The foregoing summary is qualified in its entirety by reference to the Second Amendment to the Second Amended and Restated Credit Agreement, which is attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above hereby is incorporated by reference.

Item 7.01. Regulation FD Disclosure.

On March 7, 2008, Warburg Pincus Private Equity VIII, L.P. informed us that it and related entities are distributing 2,503,095 of their 10,081,278 shares of our common stock to their partners.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 8.01	Other Events

On March 5, 2008, the Company filed a prospectus supplement pursuant to Rule 424 under the Securities Act of 1933 relating to the Company’s public offering of $150 million aggregate principal amount of 5% convertible senior notes due 2028 (the “Notes”). In the “Description of Notes—Events of Default” section of such prospectus supplement, both references to “clause (8)” in the second paragraph of “Description of Notes—Events of Default” should be to “clause (9).” The first two paragraphs of such section are restated correctly below.

Additionally, the definitions of “Termination of Trading” and “National Securities Exchange” will be added to the first supplemental indenture relating to the Notes, as set forth below.

The indenture and first supplemental indenture relating to the Notes will be filed on a Form 8-K after the closing of the sale the Notes.

Events of Default

Each of the following will constitute an “Event of Default” under the Indenture:

(1)	we fail to pay the principal of any Note when due;

(2)	we fail to pay the cash, shares of our common stock or a combination thereof owing upon conversion of any Note (including any Additional Shares) within the time period required by the Indenture and such failure continues for a period of five days;

(3)	we fail to pay any interest amounts on any Note when due if such failure continues for 30 days;

(4)	we fail to perform any other covenant required of us in the Indenture (including any provision of the Trust Indenture Act that imposes any duty on the Issuer or any Subsidiary Guarantor that is deemed part of the Indenture pursuant to Section 318(c) of the Trust Indenture Act, but excluding any covenant included in the indenture solely for the benefit of a different series of our debt securities) if such failure continues for 90 days after notice is given in accordance with the Indenture;

(5)	we fail to pay the purchase price or redemption price of any Note when due;

(6)	we fail to provide timely notice of a Fundamental Change;

(7)	any indebtedness for money borrowed by us or one of our significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X) in an outstanding principal amount in excess of $50.0 million is not paid at final maturity as such final maturity may be extended by waiver or amendment or is accelerated and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice as provided in the Indenture;

(8)	we fail or any of our significant subsidiaries fails to pay one or more judgments for the payment of money in an aggregate amount in excess of $50.0 million (unless covered by insurance by a reputable insurer as to which the insurer has not disclaimed coverage) and such judgment(s) remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; and

(9)	certain events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

If an Event of Default, other than an Event of Default described in clause (9) above with respect to us, occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes to be due and payable immediately. If an Event of Default described in clause (9) above occurs with respect to us, the principal amount of the Notes will automatically become immediately due and payable.

“Termination of Trading” means that the Common Stock into which the Notes are then convertible ceases to be listed for trading on a National Securities Exchange and is not then quoted on an established automated over-the-counter trading market in the United States.

“National Securities Exchange” means a U.S. national securities exchange, including the New York Stock Exchange.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 4, 2008, among Bill Barrett Corporation and Deutsche Bank Securities Inc., Banc of America Securities LLC, and J.P. Morgan Securities Inc., as representatives of the several underwriters identified therein.

10.1	Second Amendment to Second Amended and Restated Credit Agreement dated as of March 4, 2008, among Bill Barrett Corporation, as borrower, the Guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

BILL BARRETT CORPORATION

(Registrant)

March 10, 2008	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President—General Counsel; and Secretary